MIDWEST EOR, INC.
                        2409 EAST SKELLY DRIVE, SUITE 103
                               TULSA,OK 74105-6083

September 29, 2004

Packard Gas Company
7867 S. 95th E. Ave. '
Tulsa, OK 74133-4947

Re: SUDS East & West Units
    Creek County, Oklahoma

Gentlemen:

This letter shall confirm our verbal agreement wherein Midwest EOR, Inc., a wholly owned subsidiary of Pertusa Energy, Inc. (MEOR) will agree to sell Packard Gas Company, a wholly owned subsidiary of Capco Energy, Inc.. (PGC) and immediately assign up to a fifty percent (50%) interest in and to the captioned unit for a consideration of $US 660,000.00 to be invested in the captioned unit in ten (10) installments, as follows:

October, 2004    $ 30,000.00
November, 2004   $ 40,000.00
December, 2004   $ 50,000.00
January, 2005    $ 60,000.00
February, 2005   $ 70,000.00
March, 2005      $ 80,000.00
April, 2005      $ 90,000.00
May, 2005        $100,000.00
June, 2005       $110,000.00
July, 2005       $ 30,000.00

In the event that PGC does not make an installment as set forth above, the interest to be earned by PGC will be three-fourths (3/4) of the proportion of the total payments actually paid by PGC of the total agreed amount of $660,000.00 multiplied times the agreed interest of 50%. In this event, PGC agrees to immediately reassign to MEOR the difference between the assigned 50% interest and the interest actually earned hereunder.

As additional consideration, PGC agrees to pay directly to MEOR an amount equal to 10 percent (10%) of each monthly funding starting with the January, 2005 installment above with final payments of $29,000.00 in June, 2005 and $30,000.00 in July, 2005 with the result being MEOR receiving a total reimbursement of $99,000.00. It is understood that the additional payments will come out of the monthly installments and are not in addition to said installments.

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In addition, PGC will become Operator of the captioned unit and will direct the investment therein and the restoration thereof. In this regard, PGC agrees to abide by all the rules and regulations as deemed appropriate by the Oklahoma Corporation Commission. In addition, all parties hereto agree to execute, and encourage all other working interest owners to execute, a new Operating Agreement providing for PGC to be Operator and among other terms, to have a single expenditure limit of $20,000.00 with out an AFE and a non-consent provision of 500%.

PGC agrees to employ James L. Alexander, presently employed by MEOR, under the same terms and salary as with his employment with MEOR.

The effective date for all purposes shall be October 1, 2004.

If this letter accurately sets forth the terms of an acceptable agreement, please evidence the same by having the appropriate authority sign both copies of this letter in the space provided below and returning one fully executed copy to this office.

Sincerely,

Martin A. Vaughan

ACCEPTED AND AGREED TO THIS THE_____DAY OF_______________________________. 2004.
PACKARD GAS COMPANY


BY:
    -----------------------------
    Larry R. Burroughs, President